Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PGI ENERGY FUND I SERIES 2010, INC.

(Exact name of registrant as specified in its charter)

Texas	6770	27-1980622
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

7322 SOUTHWEST FRWY., SUITE 1100, HOUSTON, TX 77074 (713) 532-5649

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marcellous McZeal, Chief Executive Officer

PGI ENERGY FUND I SERIES-2010, Inc.

7322 SOUTHWEST FRWY

Suite 1100

HOUSTON, TX. 77074

(713) 532-5649

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

MARCELLOUS McZEAL, Esquire

GREALISH & MCZEAL, L.P.

1200 Rothwell

Houston, Texas 77002

Telephone: (o) 713.236.0639 (f) 713.223.3331

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value	85,000,000	$0.05(1)	$4,250,000	$303.02(2)
Total Registration Fee:				$303.02(2)

(1)	The offering price per share has been arbitrarily determined by the board of directors of the Registrant and is not necessarily related to its assets, book value, earnings or any other recognized criteria of value.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

PRELIMINARY PROSPECTUS

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should carefully read the entire prospectus, including the section entitled “Risk Factors” and our financial statements and related notes, before you decide whether to invest in our common stock. If you invest in our common stock, you are assuming a high degree of risk. See the section entitled “Risk Factors.” References to “PGI Energy Fund,” “our,” “our company,” “us,” or “the Company” refer to PGI ENERGY FUND I Series 2010, Inc. and its subsidiaries, unless the context indicates otherwise.

This prospectus contains forward-looking statements. The outcome of the events described in these forward-looking statements is subject to risks and actual results could differ materially. The sections entitled “Risk Factors,” and “Our Business” contain a discussion of some of the factors that could contribute to those differences.

Item 1.	Our Business.

Our Company—Our company, we, us, our refers to PGI Energy Fund I-2010, Inc.

We were incorporated in Texas on February 18, 2010, for the purpose of establishing an energy holding company, headquartered in Houston, Texas. The company’s purpose is to acquire assets in the upstream and mid-stream sectors of the energy industry and other synergistic assets. The company will only acquire proven producing, and income producing assets. Funding Structures: We will fund/acquire projects under traditional debt, revolving credit facility, Limited Partnership, direct equity ownership of assets, special purpose entity to hold assets, with the company maintaining controlling interest. We may at our discretion leverage assets and funds to finance projects through off balance sheet methods of third party lender or investor. Credit Committee and Underwriting Guidelines: Max. LTV 70% PDP Max. LTV 35% PDNP. Midstream assets max 70% income and asset base value. All funding requires 100% cash flow sweep feature less agreed upon G & A until debt fully repaid. All funding requires 3%-15% back end equity kicker. Process: Initial Review, good title, third party engineering report review or appraisal, funding structure, commitment, loan documents from attorney, and closing.

We have had no revenue since inception and are considered a development stage company. Our initial operating capital shall come from the funding commitment of $100mil. to be provided by Kodiak Capital Group, LLC of New York, NY.

(See Exhibits 1(a)(b) Kodiak Registration Rights Agreement and Investment Agreement).

As of April 30, 2010, we had current assets in the amount of $1,000 and current liabilities in the amount of $18,000. We had an accumulated deficit as of April 30, 2010. Our current working capital is not sufficient to enable us to implement our business plan described in this prospectus. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require financing in addition to the net proceeds we are able to raise in this prospectus.

Following the closing of the offering, it is not our present intent or the present intent of our management to engage in a “reverse acquisition” or “reverse merger” with another operating entity. Our intention is to develop and implement our business plan as described under “Our Plan of Operation” under “Our Business Plan” (See Exhibit 99(i)).

Terms’ Definitions: LTV means Loan-to-Value ratio; PDP means Proven Developed Producing oil and gas assets; PDNP means Proven Developed Non-Producing oil and gas assets usually behind pipe; G&A means General and Administrative expenses.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “intends, “plans,” “should,” “seeks,” “pro forma,” “anticipates,” “estimates,” “continues,” or other variations thereof (including their use in the negative), or by discussions of strategies, plans or intentions. Such statements include but are not limited to statements under the captions “Risk Factors,” “Management’s Discussion and Analysis,” “Our Business” and elsewhere in this prospectus. A number of factors could cause results to differ materially from those anticipated by such forward-looking statements, including those discussed under “Risk Factors” and “Our Business.”

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including:

•	our ability to implement our business plan;

•	our ability to market our proposed services, commence revenue operations and then to achieve profitable results of operation;

•	competition from larger, more established companies with far greater economic and human resources than we have;

•	our ability to attract and retain customers and quality employees;

•	the effect of changing economic conditions; and

•	changes in government regulations, tax rates and similar matters.

You should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus, or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we intend to file from time to time with the Securities and Exchange Commission (“SEC”). The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they appear in this prospectus.

Our fiscal year ends on December 31.

Where You Can Find Us

Our principal executive offices are located at 7322 Southwest Frwy Ste 1100, Houston, TX. 77074 telephone number at this location is (713) 532-5649. Our web site address is www.PGIENERGYFUND.com. The information contained on our web site is not deemed a part of this prospectus.

Item 1A.	Risk Factors.

We are a development stage company and we are subject to a number of risks. These risks are discussed under the heading “Risk Factors”. Since our inception, we have incurred operating losses, negative cash flows, and we have never generated any revenue. As of April 30, 2010, our accumulated deficit was $109,698 and we had cash of $1,000. We expect to continue to incur net losses and negative cash flows for the foreseeable future, and we may never generate any revenue or become profitable.

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and other information contained in this prospectus before deciding to invest in our common stock. The risks described below are not the only ones facing our company. Additional risks not presently known to us or which we currently consider immaterial may also adversely affect our company.

If any of the following risks actually occur, our business, financial condition and operating results could be materially adversely affected. In such case, you could lose a part or all of your investment.

Concentration of Market Segment exposes our company to certain economic factors that are beyond our control which may significantly affect growth, and revenue of our business model.

We are an energy holding company and will be concentrated in the market segment of primarily upstream and midstream oil and gas production and distribution services. The energy sector is a high volatility industry. Profit margin is usually thin in the refinery processing business.

Fluctuations in energy prices can also greatly affect the development of new petroleum product reserves and, to a lesser extent, production from existing wells. In general terms, energy prices fluctuate in response to changes in supply and demand, market uncertainty and a variety of additional factors that are beyond our control. Declines in energy prices could have a negative impact on exploration, development and production activity and, if sustained, could lead to a material decrease in such activity. Sustained reductions in exploration or production activity in our areas of operation would lead to reduced utilization of our gathering and treating assets. Because of these factors, even if new reserves are known to exist in areas served by our assets, producers may choose not to develop those reserves. If reductions in drilling activity result in our inability to maintain levels of throughput on our systems, it could have a material adverse effect on our business, results of operations and financial condition.

Our acquisition of new assets may not result in the anticipated revenue increases and is subject to unanticipated regulatory, environmental, political, legal and economic risks which could adversely affect our business.

One of the ways we intend to grow our business is through the acquisition of new assets. The acquisition of additions or modifications to our existing systems and of new assets involves numerous regulatory, environmental, political and legal uncertainties beyond our control and may require the expenditure of significant amounts of capital. If we undertake such projects, they may not be completed on schedule or at the budgeted cost, or at all. Moreover, our revenue may not increase immediately upon the expenditure of funds on a particular project. For instance, if we expand a pipeline, the construction may occur over an extended period of time and we will not receive any material increases in revenue until the project is completed. Moreover, we may construct facilities to capture anticipated future growth in production in a region in which such growth does not materialize. Since we are not engaged in the exploration for, and the development of, natural gas and crude oil reserves, we do not possess reserve expertise and we often do not have access to third party estimates of potential reserves in an area prior to constructing facilities in such area. To the extent we rely on estimates of future production in our decision to construct additions to our system, such estimates may prove to be inaccurate because of numerous uncertainties inherent in estimating quantities of future production. As a result, new facilities may not be able to attract enough throughput to achieve our expected investment return which could adversely affect our results of operations, cash flows and financial condition. In addition, the construction of additions to our existing gathering and transportation assets may require us to obtain new rights-of-way prior to constructing new pipelines. We may be unable to obtain such rights-of-way to connect new petroleum product supplies to our existing gathering lines or capitalize on other attractive expansion opportunities. Additionally, it may become more expensive for us to obtain new rights-of-way or to renew existing rights-of-way. If the cost of renewing or obtaining new rights-of-way increases, or if we lose our existing rights-of-way through our inability to renew right-of-way contracts or otherwise, our results of operations, cash flows and financial condition could be adversely affected.

No Specific acquisition contracts have been signed by the company as of the date of this filing.

The Company has not entered into any agreements to acquire any assets. The company has only identified assets for sale and evaluated those assets as suitable for investment.

We may be unable to generate sufficient or positive cash flows from the purchase, transportation, storage, distribution and sale of petroleum products to adequately support our financial or operational results.

Our marketing results depend upon our ability to generate sufficient or positive cash flows from the purchase, sale and cost to carry of petroleum products. Our cash flows are affected by many factors beyond our control, including:

•	availability of parties willing to enter into purchase and sale transactions with us;

•	increases in operational or capital costs;

•	the availability of petroleum products to us;

•	upward or downward movement and volatility in the price of petroleum products due to any reason, as well as basis differentials;

•	availability of funds from our operations and credit facilities to support marketing and trading activities;

•	availability of counterparties willing to offer credit to us;

•	reductions in demand for, and supply of, petroleum products for any reason;

•

prices for petroleum products at various production locations and points of sale as well as purchase and sale transactional costs, including hedging costs and futures contracts on the NYMEX and over the counter (“OTC”) markets;

•	timing differences between effecting buy, sell and other risk management transactions; and

•	technical and structural changes in petroleum product markets.

Risks Related to Our Company and Our Operations

We are a development stage company and our business plan is unproven. We have generated no revenues from our operations and incurred operating losses since our inception. We have very limited cash resources. We are dependent on the proceeds of this offering to begin the implementation of our business plan.

We are a development stage company and our business plan is unproven and we cannot assure you that we will ever achieve profitability or, if we achieve profitability, that it will be sustainable. We are subject to all of the risks inherent in a new business. We have not generated any revenues to date. As of April 30, 2010, we had current assets in the amount of $1,000 and current liabilities in the amount of $18,000. We had an accumulated deficit of $(109,698) as of April 30, 2010. Our current working capital is not sufficient to enable us to implement our business plan described in this prospectus. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require financing in addition to the net proceeds we are able to raise in this prospectus.

The income potential of our proposed business is unproven and our limited operating history makes it difficult to evaluate our prospects. We anticipate increased expenses as we continue to expand and improve our infrastructure, implement our business plan, invest in or develop additional services, develop our technology, expand our sales and marketing efforts and pursue additional industry relationships. Moreover, the acceptance of the services that we offer is uncertain. We are dependent on the proceeds of this offering to further implement our business plan. If we are unable to raise such additional financing, we may be unable to continue in business and may have to curtail our operations. Also, there can be no assurance that management will continue to provide funds for our operations in the form of stock subscriptions. The company has entered into a definitive investment agreement with Kodiak Capital Group. Kodiak Capital Group has agreed to invest $100,000,000 into the company through an equity line. In order for the company to access the equity line, the company has entered into a Registration Rights Agreement with Kodiak Capital Group which requires us to file a subsequent S1 Registration Statement with the Securities and Exchange Commission for the resale of the securities to be purchased by Kodiak Capital Group. (See Exhibit 1(a)(b) for Investment Agreement).

There is substantial doubt about our ability to continue as a going concern.

In their audit report with regard to our financial statements as of April 30, 2010 and for the period from inception through April 30, 2010, our independent registered public accountants have expressed an opinion that substantial doubt exists as to whether we can continue as a going concern. Because we have limited cash resources and our officers may be unwilling or unable to loan or advance any additional funds to us, we believe that if we do not raise additional capital within the next 12 months in addition to the net proceeds from this offering, we may be required to suspend or cease the implementation of our business plan. Due to the fact that there is no minimum offering amount and we are not required to refund your subscription amount, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. Accordingly, we may find it difficult or impossible to attract investors. The company has entered into a definitive investment agreement with Kodiak Capital Group. Kodiak Capital Group has agreed to invest $100,000,000 into the company through an equity line. In order for the company to access the equity line, the company has entered into a Registration Rights Agreement with Kodiak Capital Group which requires us to file a subsequent S1 Registration Statement with the Securities and Exchange Commission for the resale of the securities to be purchased by Kodiak Capital Group. (See Exhibit 1(a)(b) for Investment Agreement).

Since we are a new company and lack a mature operating history, we face a high risk of business failure which could result in a loss of your entire investment.

PGI ENERGY FUND I SERIES-2010, Inc is an energy holding company, headquartered in Houston, Texas. The funds purpose is to acquire assets in the upstream and mid-stream sectors of the energy industry and other synergistic assets. The fund will only acquire proven producing, and income producing assets. Credit Committee and Underwriting Guidelines: Max. LTV 70% PDP Max. LTV 35% PDNP. Midstream assets max 70% income and asset base value. All funding require 100% cash flow sweep feature less agreed upon G & A until debt fully repaid. All funding requires 3%-15% back end equity kicker. Process: Initial Review, good title, third party engineering report review, commitment, loan documents from attorney, funding structure, closing. LTV means Loan-to-value ratio used in measuring risk. This ratio does not offer any guarantee of value or remove any risk associated with any assets we acquire it is simply a reference to how we value assets to hopefully mitigate risk.

Funding Structures: We will fund/acquire projects under traditional debt, revolving credit facility, limited partnerships, direct equity ownership of assets, special purpose entity to hold assets, with the fund maintaining controlling interest. We may at our discretion leverage assets and funds to finance projects through off balance sheet methods of third party lender or investor. Thus, there is only limited historical financial data upon which an investor is able to evaluate our business prospects and operations.

Terms’ Definitions: LTV means Loan-to-Value ratio; PDP means Proven Developed Producing oil and gas assets; PDNP means Proven Developed Non-Producing oil and gas assets usually behind pipe; G&A means General and Administrative expenses.

We expect our results of operations may also fluctuate significantly in the future as a result of a variety of market factors, including, among others, the dominance of other companies offering similar services, the entry of new competitors into our industry, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by us or our competitors, specific economic conditions in the energy upstream and midstream assets retail sales of products, and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast. As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

We may be unable to manage our future growth.

We expect to experience continuous growth for the foreseeable future. Our growth may place a significant strain on our limited management, financial, operating and technical resources. Failure to manage this growth effectively could have a material adverse effect on our financial condition or the results of our operations.

Existing stockholders could experience substantial dilution upon the future issuance of common stock pursuant to the Equity Line of Credit.

Our future registration contemplates our issuance of up to 5,000,000 shares of our common stock to Kodiak as a commitment fee, subject to certain restrictions and obligations. If the terms and conditions of the Equity Line of Credit are satisfied, and we choose to exercise our Put Rights to sell 200,000,000 shares of our common stock to Kodiak, our existing stockholders’ ownership will be diluted by such sales. Consequently, the value of your investment may decrease.

Our Equity Line of Credit with Kodiak contemplates the potential future issuance and sale of up to $100,000,000 of our common stock to Kodiak subject to certain restrictions and obligations. The following table is an example of the number of shares that could be issued at various prices assuming we utilize the maximum amount remaining available under the Equity Line of Credit. This example assumes issuances at a market price of 15% below $1.00 per share.

The following table should be read in conjunction with the footnotes immediately following the table.

Price Per Share(1)	Number of Shares Issuable (2)	Shares Outstanding (3)	Percent Of Outstanding Shares (4)
$ .85	200,000,000	476,666,667	42%

(1)(2)

Represents purchase prices equal to 85% of $1.00. Represents the number of shares issuable if the entire remaining commitment under the Equity Line of Credit were drawn down at the indicated purchase prices.

(3)	Represents the number of outstanding shares assuming 100% of the reserved shares registered to be issued to Kodiak Capital herein being sold.
(4)

Percentage of the total outstanding shares of common stock after the issuance of the shares indicated, without considering any contractual restriction on the number of shares the selling shareholder may own at any point in time or other restrictions on the number of shares we may issue.

Kodiak will pay less than the then-prevailing market price for our common stock.

The common stock to be issued to Kodiak pursuant to the Investment Agreement will be purchased at a fifteen percent (15%) discount to the lowest closing “best bid” price (the highest posted bid price) of the common stock during the five consecutive trading days immediately following the date of our notice to Kodiak of our election to put shares pursuant to the Investment Agreement. Kodiak has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Kodiak sells the shares, the price of our common stock could decrease. If our stock price decreases, Kodiak may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

There may not be sufficient trading volume in our common stock to permit us to generate adequate funds from the exercise of our put.

The Investment Agreement provides that the dollar value that we will be permitted to put to Kodiak will be either: (a) $5 million or (b) 200% of the average daily volume in the US market of the common stock for the three trading days prior to the notice of our put, multiplied by the average of the three daily closing bid prices immediately preceding the date of the put. If the average daily trading volume in our common stock is too low, it is possible that we would only be permitted to exercise a put for $5 million which may not provide adequate funding for our planned operations.

QUANTITATIVE AND QUALITATIVE DISCUSSION ABOUT MARKET RISK

We do not believe we face any material market risk exposure with respect to derivative or other financial instrument, financial currency risk, or otherwise.

MARKET FOR OUR COMMON STOCK

AND RELATED STOCKHOLDER MATTERS

Prior to this offering, no public market has existed for our common stock and we can give no assurance that any public market will ever develop or, if any public market for our common stock develops, that it will be sustained.

We propose to seek quotation of our shares of common stock on the OTC Bulletin Board. We can give no assurance that the shares will be accepted for quotation on the OTC Bulletin Board. In order for our shares to be quoted on the OTC Bulletin Board, a market maker will need to file an application with the Financial Industry Regulatory Authority (FINRA) to make a market in our common stock. As of the date of this offering, we have not requested any market maker to make a market in our common stock or to quote our shares. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered hereby if the purchaser desires to do so when eligible for public resale.

As of the date of this filing, there were 166,666,667 shares of our common stock issued and outstanding, which are held by two stockholders of record.

Dividends

Since our inception, we have not declared or paid cash dividends on our common stock. Currently, we intend to retain earnings, if any, to support our growth strategies and do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

PRELIMINARY OFFERING

PGI ENERGY FUND I SERIES-2010, INC.

Maximum of 85,000,000 Shares of Our Common Stock

Initial Public Offering

This is our initial public offering. We are offering up to a maximum of 85,000,000 shares of our common stock at a price of $.05 per share on a self-underwritten, “best efforts” basis. We are not offering the shares through an underwriter or placement agent and will not be required to pay any underwriter’s discount or commission. Our shares will be offered and sold by us solely through our officers and directors who will not receive any commission for selling the shares on our behalf. The offering price per share has been arbitrarily determined by us and is not necessarily related to the value of our assets, or our book value, earnings, or any other recognized criteria of value. An investor is not required to purchase a minimum amount of shares.

Our offering will commence promptly following the date of this offering and will continue for a period of 120 days unless we earlier sell all of the shares or terminate the offering. We reserve the right to extend the offering period for up to an additional 90 days, in our sole discretion. We are not required to sell a minimum amount of shares in this direct offering and we are not required to raise a minimum amount of offering proceeds for us to complete our offering. We reserve the right to accept or reject subscriptions for our shares in the offering for any reason or for no reason. You may revoke your subscription at any time prior to our acceptance of your subscription by notifying us in writing of your revocation decision.

Your subscription proceeds will not be held in an escrow account pending closing. All proceeds of this offering will be received by us and will be immediately available to us and for our use following acceptance of your subscription. We will pay all expenses of this offering.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE RISK FACTORS IN THIS OFFERING BEGINNING ON PAGE 4 FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this offering. We have not authorized anyone to provide you with different information from that contained in this offering. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this offering is accurate only as of the date of this offering, regardless of the time of delivery of this offering or of any sale of our common stock. This offering does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this offering nor any distribution of securities in accordance with this offering shall, under any circumstances, imply that there has been no change in our affairs since the date of this offering.

Prior to this offering, there has been no public market for our common stock and we can give no assurance that any public market will ever develop or, if any public market develops, that it will be sustained. Following the closing of this offering, we propose to seek quotation of our shares on the OTC Bulletin Board. We can give no assurance that our shares will be accepted for quotation on the OTC Bulletin Board or any other quotation medium.

We are a development stage company and there can be no assurance we will be able to implement our business plan, generate any revenue, or ever become profitable. The shares being offered are highly speculative and involve a high degree of risk. An investment in our shares should be considered only by persons who can afford a loss of their entire investment. Please refer to the section entitled “Risk Factors”.

The Offering

Securities being offered	A maximum of 85,000,000 shares of our common stock

Offering price per share	$.05 per share

Shares outstanding before the offering	166,666,667 shares based upon Reverse Split 1-for-3

Shares outstanding after the offering	276,666,667 common shares

Minimum number of shares to be sold in this offering	There is no minimum amount.

Offering period	The shares are being offered for a period up to 120 days after the date of this offering unless we earlier sell all of the shares or we terminate the offering. We reserve the right to extend the offering for up to an additional 90 days, in our sole discretion.

Proceeds of the offering	The net proceeds of the offering will be approximately $4,250,000 assuming we sell all 85,000,000 shares. We intend to use the net proceeds to implement our business plan, including developing our business and establishing certain strategic relationships, purchasing resale services from existing vendors, marketing and advertising, media content production, and initial network implementation and installation, and for general working capital purposes. See “Use of Proceeds“ below. We will receive all of the proceeds of this offering. The net proceeds will be immediately available to us for our use following closing of the offering.

	Price to public	Underwriting discounts and commissions	Proceeds to us
Per share	$.05	$0	$4,250,000.00
Total maximum	$.05	$0	$4,250,000.00

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this offering. Any representation to the contrary is a criminal offense.

We are offering up to 85,000,000 shares of our common stock at an offering price of $.05 per share in our initial public offering directly to the public.

Our Common Stock

We are authorized to issue up to 500,000,000 shares of our common stock, $.01 par value per share. Each share of our common stock entitles the holder thereof to one vote on each matter submitted to our stockholders for a vote.

Holders of our common stock:

•	have equal ratable rights to dividends from funds legally available therefore when, as and if declared by our board of directors

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs

•	do not have preemptive, subscription or conversion rights, or redemption or applicable sinking fund provisions, and

•	are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

We anticipate that, for the foreseeable future, we will retain earnings, if any, to finance the operation of our business. The payment of dividends in the future will depend upon, among other things, our capital requirements and our operating and financial conditions.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation, By-Laws and Texas Law

Our amended and restated certificate of incorporation, provisions of our amended and restated by-laws and Texas law could discourage takeover attempts and prevent stockholders from changing our management.

Our articles of incorporation authorize the issuance of up to 10,000,000 shares of preferred stock, of which none are authorized, issued or outstanding. Our board of directors, without further action by our stockholders, is authorized to issue the shares of preferred stock in one or more series and to fix and determine as to any series, any and all of the relative rights and preferences of shares in each series, including without limitation, preferences, limitations or relative rights with respect to redemption rights, conversion rights, voting rights, dividend rights and preferences on liquidation. The issuance of additional shares of preferred stock with voting and conversion rights could materially adversely affect the voting power of the holders of common stock and may have the effect of delaying, deferring or preventing a change in control of us.

We have no plans or proposal to adopt any other provision or enter into any arrangements that may have a material anti-takeover consequence.

We have made no arrangements to place the proceeds of the sale of our shares in an escrow or similar account. Upon our receipt of the proceeds from this offering, we will deposit them in our general business operating account and the net proceeds will be used to conduct our business and operations.

The offering price of our shares in this offering is $.05 per share was arbitrarily determined by us and bears no relationship to the value of our assets, or our book value, earnings, net worth or any other recognized criteria of value. We did not engage an independent investment banking firm to assist us in determining the offering price of our shares. Also, our offering price was not based on the price paid by our founders for their shares. The offering price should not be regarded as an indication of any future price of our stock.

Currently, no public market for our shares of common stock exists and there can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares may be unable to sell their shares. As a result, you may find it more difficult to dispose of, or obtain accurate quotes for, our common stock. A purchaser of our securities in this offering should be able to bear the risk of losing his or her entire investment.

We propose to seek quotation of our shares of common stock on the OTC Bulletin Board. We can give no assurance that the shares will be accepted for quotation on the OTC Bulletin Board. In order for our shares to be quoted on the OTC Bulletin Board, we must be a reporting company under the Securities Exchange Act have at least one market maker complete and file a Form 211 with FINRA, and have such application approved by FINRA. We have not yet engaged a market maker to apply for quotation of our shares on the OTC Bulletin Board and we are not able to determine the length of time that it will take for any such application to be approved by FINRA.

We intend to sell the shares in this offering through Marcellous McZeal, who is corporate counsel, officer and director of our company. Such persons will not receive any commission from the sale of our shares in this offering. They will rely upon the “safe harbor” exemption from the registration requirement applicable to a broker-dealer under Section 15 of the Securities Exchange Act set forth in Rule 3a4-1 there under. Rule 3a4-1 sets forth conditions under which a person associated with an issuer may participate in an offering of an issuer’s securities and not be deemed to be a broker-dealer. The conditions are as follows:

•	The person is not subject to statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Exchange Act, at the time of his participation;

•	The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

•	The person is not at the time of his participation an associated person of a broker-dealer; and,

•

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 under the Securities Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) was not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling an offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of the rule.

Offering Period

The offering period will commence promptly following the date of this offering and will continue for a period of 120 days thereafter unless earlier we sell all of the shares or we terminate the offering. We reserve the right to extend the offering period for up to an additional 90 days, in our sole discretion.

Subscription Agreement and Procedures

We will not accept any money until the registration statement of which this offering forms a part is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must deliver to us:

•	an executed subscription agreement in the form we will provide to you; and

•	a check, subject to collection, for the full subscription amount for the shares made payable to “PGI ENERGY FUND I SERIES-2010, Inc.”

We may accept or reject any subscription in our sole discretion. In the event we reject a subscription, we shall return the subscription proceeds to the subscriber without interest, charge or deduction. You may revoke your subscription at any time prior to our acceptance of your subscription by notifying us in writing of your subscription revocation decision.

Your subscription proceeds will not be held in any escrow account and, if we accept your subscription, will be immediately available for our use for general business purposes.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of our common stock in the public market, if any such public market develops, or the perception that such sales may occur, could adversely affect the prevailing market price of our common stock. No prediction can be made as to the effect, if any, future sales of shares, or the availability of shares for future sales, will have on the market price of our common stock prevailing from time to time, if any public market for our shares develops. The sale of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of our common stock.

Sale of Restricted Shares

Upon completion of this offering, we will have 276,666,667 shares of our common stock outstanding, assuming we sell all of the shares in this offering. Of these shares of our common stock, 85,000,000 shares of our common stock being sold in this offering will be freely tradable without restriction under the Securities Act, except for any such shares which may be held or acquired by an “affiliate” of ours, as that term is defined in Rule 144 under the Securities Act, which shares will be subject to the volume limitations and other restrictions of Rule 144 described below. The remaining 191,666,667 shares of our common stock held by our existing stockholders upon completion of this offering will be “restricted securities” and may be deemed “control securities,” as such terms are defined in Rule 144, and may be resold only following registration under the Securities Act or pursuant to an exemption from such registration, including, among other things, the safe harbor exemptions provided by Rule 144 and Rule 701 under the Securities Act, which rules are summarized below.

Rule 144

Under Rule 144, a person who became the beneficial owner of shares of our common stock prior to the commencement of this offering may not sell their shares until the earlier of (i) the expiration of a six-month holding period, if we have been subject to the reporting requirements under the Securities Exchange Act and have filed all required reports for at least 90 days prior to the date of the sale, or (ii) a one-year holding period.

At the expiration of the six-month holding period, a person who was not one of our affiliates at any time during the three month period preceding a sale would be entitled to sell an unlimited number of shares of our common stock provided current public information about us is available, and a person who was one of our affiliates at any time during the three months preceding a sale would be entitled to sell within any three-month period only a number of shares of our common stock that does not exceed 1% of the number of shares of our common stock then outstanding (which will equal approximately 5,000,000 shares immediately after this offering, assuming we sell all of the shares in this offering), and to certain requirements regarding manner of sale, certain notice requirements, and to the availability of current public information about us.

At the expiration of the one-year holding period, a person who was not one of our affiliates at any time during the three months preceding a sale will be entitled to sell an unlimited number of shares of our common stock without restriction. A person who was one of our affiliates at any time during the three months preceding a sale, would remain subject to the volume restrictions described above and to certain requirements regarding manner of sale, certain notice requirements, and to the availability of current public information about us.

Rule 701

In general, under Rule 701, any of our employees, directors, officers, consultants or advisors who purchased shares from us in connection with a compensatory stock or option plan or other written agreement before the date of the commencement of this offering, or who purchased shares from us after that date upon the exercise of options granted before that date, are eligible to resell such shares in reliance upon Rule 144 beginning 90 days after the date of this offering. If such person is not an affiliate, the sale may be made subject only to the manner-of-sale restrictions of Rule 144. If such a person is an affiliate, the sale may be made under Rule 144 without compliance with the one-year minimum holding period, but subject to the other Rule 144 restrictions described above.

USE OF PROCEEDS

Use of Proceeds

We will also receive proceeds from any stock subscriptions from our initial public offering of common stock to the general public.

Operating Capital	$4,250,000
Total	$4,250,000
Grand Total	$4,250,000

Item 2.	Financial Information.

Selected Financial Information

The following selected financial data should be read in conjunction with our “Management’s Discussion and Analysis - Plan of Operation” and our Financial Statements and Notes thereto, included elsewhere in this offering. The balance sheet data as at April 30, 2010, and the statement of operations data for the period from our inception (February 18, 2010) through to April 30, 2010 set forth below are derived from our audited annual financial statements included elsewhere herein. The balance sheet data as at April 30, 2010, and the statement of operations data April 30, 2010, is derived from our audited financial statements included elsewhere herein.

PGI ENERGY FUND 1 SERIES 2010 INC.

(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENT OF OPERATIONS

FOR THE PERIOD FEBRUARY 18, 2010 (DATE OF INCEPTION)

TO APRIL 30, 2010

Revenues	$—

Operating expense
Bank service charges	30
Computer and internet expense	351
Legal fees	64,000
Media relations	1,100
Rent	1,217
Acquisition related costs	25,000
Professional fees	18,000

109,698

Net loss	$(109,698)

Net loss per share—basic and diluted	$(0.00)
Weighted average common shares outstanding*	166,666,667

*	The change in weighted average common shares outstanding pursuant to the reverse stock split was retroactively adjusted.

As of April 30, 2010 (audited)
Selected Financial Information
Cash	$1,000
Total Assets	1,000
Total Liabilities	18,000
Stockholders’ Equity/(Deficit)	(17,000)

We have had no revenue to date and have incurred net losses since inception. We have had limited operations and have received a “going concern” opinion from our independent registered public accountants regarding our financial statements as of, and for the period ended, April 30, 2010, as we are reliant solely upon the sale of our common stock, our investment agreement of $100 Million with Kodiak Capital or other securities as the source of funds for our future operations.

Item 3.	Properties.

The company currently has no significant assets or property. The company only has office furnishings as listed:

Office desk, file cabinet, telephone, printer, office, Supplies, and miscellaneous office equipment.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

Effective February 18, 2010, the Company issued founders shares as follows:

Robert Gandy received 85,000,000 million shares in return for $1,000 cash and a commitment to funding operating expenses of the Company up to $50,000. Through April 30, 2010, Mr. Gandy paid $42,698 of expenses on behalf of the Company. The company agreed to issue 18% equity ownership to Robert Gandy after the effectiveness of the registration statement in exchange for consideration of the current 51% equity ownership he has in the company acquired through private placement. The shares would be restricted as a controlled person or affiliate relationship. Robert Gandy has resigned as a member of the board of directors and is not an officer of the company.

Marcellous McZeal received 81,666,667 million shares in return for legal services valued at $49,000. In consideration of services rendered to date, and to be rendered in the future, the company agreed to pay Gealish & McZeal, LLP the aggregate amount of TWO MILLION DOLLARS and 00/100 ($2,000,000.00) in consideration of the services rendered to date and to be rendered in the future, for legal representation. Factors that affect the setting of attorney’s fees are the difficulty encountered in handling the legal and other aspects of the matter, and the actual time and expenses involved. The company has agreed to issue 17% equity ownership to Marcellous McZeal after the effectiveness of the registration statement in exchange for consideration of the current 49% equity ownership he has in the company acquired through private placement. The shares would be restricted as a controlled person or affiliate relationship.

Marcellous McZeal shall remain Chief Executive Officer and Corporate Counsel for the company and as Chairman of the Board of Directors.

Effective July 01, 2010, the Company approved a reverse split 1-for-3 of its outstanding common shares of stock.

Table A. Certain Beneficial Owners and Management

Owners	Shares Owned	Par Value	Discounted Price	Consideration Paid	Ownership %
Marcellous McZeal	81,666,667.01		.0002	$50,000	17
Robert Gandy	85,000,000.01		.0002	$49,000	18

Table B. Certain Beneficial Owners and Management After Effective Registration Statement

Owners	Shares Owned	Par Value	Discounted Price	Dilution		Ownership %
Marcellous McZeal	81,666,667.01		.0002	$30,000	(1)	17
Robert Gandy	85,000,000.01		.0002	$35,000	(1)	18

(1)	The dilution of existing shareholders common shares of stock was calculated based upon the reduction in value over the consideration paid.

Item 5.	Directors and Executive Officers.

Initially there were only two board members Marcellous McZeal and Robert Gandy. A first board meeting was held to elect new directors and officers of the corporation. Robert Gandy resigned as board member and officer of the company. There are currently no independent board members to the company. The following new directors were elected and appointed as officers of the company:

DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers are as follows:

	Age
Marcellous S. McZeal	40	Chief Executive Officer, and Chairman of the Board of Director
Carl A. Robinson	49	President and Director
Chad Slater	34	Vice-President and Director
Lionel Johnson	55	Chief Financial Officer and Director
Arael Doolittle	45	Chief Operating Officer and Director

Biographical information with respect to each of our present executive officers and directors is set forth below.

Executive Officers

CEO- Marcellous McZeal responsible for corporate governance, policy writing, acquisition and merger target procurement, contract preparation and review, loan docs prep, commitment docs, title report review. Must approve all press releases and communications with media sources. Must approve all executive employment contracts or recommendations for termination of employment.

President-Carl Allen Robinson responsible for reviewing financial reports, acquisition and merger target procurement, review and approve departmental expense budgets. Human Resource communications with Odessey One Source. Shall be responsible for establishing benefits plans and continuity for 401K, health insurance, life insurance, business risk insurance plans and will be responsible for business integration plan development.

Senior VP - Chad Slater responsible for Proforma reporting for all company assets, investment target procurement, business relationship development, acquisition evaluation, internal engineering reports and analysis.

COO- Arael Doolittle responsible for all daily operations compliance, daily sales report review, call log review, marketing oversight, draft press releases to submit to CEO, and business relationship development.

CFO - Lionel Johnson shall be responsible for all corporate accounting internally including subsidiaries, budgetary reviews and reconciliation of company books, internal audit controls in compliance with Sarbanes-Oxley. CFO is responsible for financial reporting dissemination to external accountant Zucker and Associates via automated system and external auditors Friedman LLP.

Corporate Treasurer/Secretary - Marcellous McZeal responsible for recording minutes of board meetings, transferring of stock certificates, maintain shareholder list, send out quarterly or annual reports to shareholders of record and arrange transfer agent to pay declared dividends.

Executive Bio’s

Marcellous McZeal- 2010 CEO & Corporate Counsel PGI Energy Fund I Series 2010; 2000-2010 Managing partner in the law firm of Grealish & McZeal LLP in Houston, Texas. Oil and Gas litigation, prepare and examine contracts involving leases, licenses, purchases, sales, insurance; Provides legal advice to oil and gas organization, prepares resolutions and forms, and participates in major legal actions; responsible for foreseeing and protecting the company against legal risks- Corporate Representation, Malpractice Insurance, Business Entities and Startups. Worrell & McZeal P.C. 99-00-Principle in Association of Professional Corporations - Practicing Commercial, Real Estate and Business Litigation. Negotiation and preparation of contracts, sale and purchase of businesses, employee relations, and dissolution, Attendance at annual meetings; Negotiation with vendors, employees and executives; Financing issues; Compliance and labor issues; government regulation; and Business succession planning. Southwestern University, Georgetown, Texas B.A. Degree, May 1991, Finance and Business Major. South Texas College of Law, Houston, Texas, Doctor of Jurisprudence Degree, May 1995 Admitted to Texas Bar; U.S. Court of Appeals for the Fifth Circuit, U.S. District Court for the Western Districts of Texas and Southern District of Texas.

Carl Allen Robinson-2010 President PGI Energy Fund I Series 2010; 2004-2010 Vice president MJLM Wealth Solutions- manager and developer for wealth development, wealth protection, and wealth transfer of firms clients. 1997-2004 Financial Consultant AXA Financial Advisors administered employer-employee benefits, estate planning, tax advantage investments, retirement planning and insurance. University of Texas at Austin B.S. in Communications, 1983.

Chad Slater-2010 Senior Vice-President PGI Energy Fund I Series 2010; Ten years industry experience with a proven track record managing and engineering high voltage projects and overseeing construction of electrical designs. Bachelor of Science in Electrical Engineering December Prairie View A&M University Prairie View, TX 1999. Electrical Engineer BP Texas City Refinery, Texas City, Texas, Electrical Services and Power Distribution, February 2009 - Present; I & E Maintenance Engineer - BP Texas City Refinery, Texas City, Texas Maintenance, Reliability and Contract Services, November 2007 - February 2009; Electrical Engineer, Project Manager - Center Point Energy, Houston, Texas Major Underground Engineering, January 2004 - January 2007; Graduate Engineer III - City of Houston, Houston, TX Bureau of Air Quality Control, March 2003 - January 2004; DSP Product Engineer - Texas Instruments, Inc., Stafford, Texas Digital Signal Processing, September 2000 - January 2003; National Institute of Technology (Everest), Houston, TX Instructor, November 2003 - June 2004; associate nuclear engineer....TXU steam station Comanche peak...1999-2000

Arael Doolittle-2010 Chief Operating Officer PGI Energy Fund I Series 2010; 2006-Present Pinnacle Title Company owner/vice-president Develop and implement policies and procedures indicated by the Texas Department of Insurance. Close loans and disburse loan funds. Responsible for the productivity and budgetary performance of the operations department. Review title documents, easements and mitigate any open issues. Act as liaison between customers and Title Company. Manage processing of all legal documents and edit legal documents for accuracy of loan information. Suggested and implemented new products that increased earnings by 43%. 2002-2006 Star point Residential Mortgage. Increased regional sales from $25 million to $350 million from 2004 to 2005. Managed a staff of professionals in restructuring problem business banking and commercial loans, worked with lending personnel and borrowers to better secure collateral and/or assets of the borrower. Performed analysis to identify possible front-end and/or back-end fraud. Identified areas for increased security procedures and recommended to fraud prevention associates. Developed strategic sale and marketing objectives, established sales territories and quotas, managed budgets and evaluated sales performance of associates. University of Illinois, B.A. Liberal Arts & Communications 1988.

Lionel Johnson-2010 Chief Financial Officer PGI Energy Fund I Series 2010; 2008-2010 Senior Contract Compliance Officer City of Houston; 2007-2008 Toloje Group as management consultant; 1994-2006 BSCI,Inc Houston, TX Operations Manager; 1990-1994 Unity National Bank as Vice President/Compliance Officer; 1987-1990 State of Texas Department of Banking, Austin, TX as Bank Examiner. University of Texas, Austin, TX. B.S. degree, and Rice University Executive Education Program (Operational Analysis).

Each officer is appointed by the board of directors and holds his office at the pleasure and discretion of the board of directors or until his earlier resignation, removal or death.

There are no material proceedings to which any of our directors, officers or affiliates, any owner of record or beneficially of more than five percent of any class of our voting securities, or any associate of any such director, officer, affiliate, or security holder is a party adverse to us or has a material interest adverse to us.

Our Board of Directors

Our board oversees our business affairs and monitors the performance of our management. During the period from inception through April 30, 2010, our board held no meetings and handled certain business through unanimous written consents in accordance with our by-laws and applicable Texas law. We have a policy of requesting all directors attend our annual meetings of stockholders.

Potential Conflicts of Interest

We do not have an audit or compensation committee comprised of independent directors. The functions of those committees are performed by our board of directors. Accordingly, there is a potential conflict of interest in that our directors have the authority to determine issues concerning management’s compensation on their own, and audit related issues that may affect management decisions. We are not aware of any other conflict of interest with any of our executive officers or directors.

Item 6.	Executive Compensation.

We have not paid, nor do we owe, any compensation to our executive officers. We have not paid any compensation to our directors since inception. We do not anticipate doing so until we have sufficient cash flows from our operations or other sources of financing.

We have entered into employment agreements with all of our executive officers and contracted new employees contingent upon our financing contemplated herein.

Summary Compensation Table

The following Summary Compensation Table sets forth the compensation earned or awarded to our CEO, and President, Vice-President, CFO, COO, Secretary Treasurer and other named executive officers which is contingent upon financing from Kodiak.

The table below sets forth the base salary and restricted stock grants provided for each of these executive officers under their employment agreements effective post offering. These agreements were entered into after the audit of our financials.

Name	Base Salary	Number of Shares of Common Stock Subject to Restricted Stock Grants
Marcellous S. McZeal, Chief Executive Officer	$250,000	81,666,667
Carl A. Robinson, President	$200,000	5,000,000
Lionel Johnson, Chief Financial Officer	$120,000	5,000,000
Chad Slater, Senior Vice President	$180,000	5,000,000
Arael Doolittle, Chief Operating Officer	$150,000	5,000,000

Outstanding Equity Awards

There was no outstanding equity awards from our time of inception through April 30, 2010.

Option Exercises

We have issued no options to our principal executive officers, principal accounting officer, or other named executive officer. Accordingly, none of such persons exercised options or acquired shares upon the exercise of stock options during the period from the date of our inception through April 30, 2010. Also, we currently do not have stock appreciation rights (SARs) or restricted stock plans.

Employment, Severance and Change in Control Arrangements

Change in Control. A “Change in Control” shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of more than 50% of the outstanding voting securities of the Company, (ii) the Company shall be merged, consolidated or reorganized with another corporation, partnership or other entity and as a result of such merger, consolidation or reorganization less than 50% of the outstanding voting securities of the surviving or resulting corporation, partnership or other entity shall be owned in the aggregate by the shareholders of the Company, as determined immediately prior to the consummation of such merger, consolidation or reorganization, (iii) the Company shall sell all or substantially all of its assets to another corporation which is not a wholly-owned subsidiary or affiliate in a single transaction or a series of related transactions, or (iv) a person, within the meaning of Section 3(a)(9) or of Section 1 3(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934 (“Exchange Act”), other than any Executive benefit plan then maintained by the Company, shall acquire more than 30% of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 1 3d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Exchange Act.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Non-Qualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans established or maintained by us. Our board of directors may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if it determines that doing so is in our best interests.

Director Compensation and Benefits

We had no non-employee directors during the period from inception through April 30, 2010 and we did not pay any cash compensation, or issue any stock options or other equity based awards to any person serving as a director. We do not currently reimburse any of our directors for out-of-pocket expenses for attending meeting of our directors and do not anticipate doing so for the foreseeable future. Further, we do not anticipate paying any cash compensation to our directors for the foreseeable future or issuing to any such person any options to purchase our shares, although we reserve the right to do so in the future. We may, if we have the cash resources, purchase a directors’ and officers’ liability insurance policy, although we have not purchased any such policy as of the date of this offering.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth, as of December 31, 2009 information with regard to equity compensation plans (including individual compensation arrangements) under which our securities are authorized for issuance.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of August 01, 2010, beneficial ownership of our common stock by the following: (i) any person we know who is the beneficial owner of more than 5% of our common stock, (ii) each of our directors and our named executive officers, and (iii) all of our directors and named executive officers as a group. As of August 01, 2010, we had 166,666,667 shares of our common stock issued and outstanding.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned (1)	% of Common Stock Beneficially Owned
Carl A. Robinson	5,000,000	1%
Chad Slater	5,000,000	1%
Lionel Johnson	5,000,000	1%
Robert Gandy (2)	85,000,000	18%
Arael Doolittle	5,000,000	1%
Marcellous McZeal	81,666,667	17%
All executive officers and directors as a group (6 people)	186,666,667	35%

(1)

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act and is generally determined by “voting power” and/or “investment power” with respect to securities. Unless otherwise noted, all shares of our common stock listed above are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the shares of our common stock owned by each of them. Such person or entity’s percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity which are exercisable within 60 days from the date hereof have been exercised or converted as the case may be. All addresses, except as noted, are c/o PGI ENERGY FUND I SERIES-2010, Inc., 7322 Southwest Frwy Suite 1100, Houston, TX. 77074.

(2)	Beneficial owner of more than 5% of the company common shares. Robert Gandy is not an officer or director; however he is an affiliate of the company.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

Contractual Obligations and Commitments

The Company entered into an agreement with Pythagoras Group, Inc. (“Pythagoras”), an entity wholly owned and controlled by Robert Gandy, that as compensation for obtaining financing for the Company (as negotiated with Kodiak), Pythagoras will receive 6% of the funded amount. This fee is due and payable from the proceeds of the Kodiak Agreement not the initial public offering. Further, Robert Gandy will exchange his current shares owned for 18% of the then authorized shares. Finally, Pythagoras will act as the chief investment administrator and will receive 2% of the gross profit plus operating expenses.

The Company also has an agreement with Grealish & McZeal, an entity affiliated with Marcellous McZeal, to pay an aggregate amount of $2 million in consideration of legal services rendered to date, and to be rendered in the future. This fee is due and payable from proceeds of the Kodiak Agreement not the initial public offering.

The company has contracted with Pythagoras Group a boutique investment bank to provide contracted services as chief underwriter for proven producing oil & gas assets, midstream assets, distressed assets acquisition and deal evaluation. Under the contract Pythagoras Group shall receive compensation of 2% of the gross profits of the company plus operating expenses.

Effective February 18, 2010, the Company issued founders shares as follows: Robert Gandy received 85,000,000 million shares in return for $1,000 cash and a commitment to funding operating expenses of the Company up to $50,000. Through April 30, 2010, Mr. Gandy paid $42,698 of expenses on behalf of the Company. The company agreed to issue 18% equity ownership to Robert Gandy after the effectiveness of the registration statement in exchange for consideration of the current 51% equity ownership he has in the company acquired through private placement. The shares would be restricted as a controlled person or affiliate relationship.

Effective July 01, 2010, the Company approved a reverse split 1-for-3 of its outstanding common shares of stock. As a result of the split Robert Gandy now owns 85,000,000 shares.

Robert Gandy has resigned as a member of the board of directors and is not an officer of the company. Robert Gandy is the Chief Executive Officer of Pythagoras Group a boutique investment banking firm which the company has contracted with to provide contracted services as chief underwriter and investment banker for the company. Mr. Gandy will be compensated for these services which presents a potential conflict of interest as this contract was awarded by Robert Gandy and Marcellous McZeal in their capacity as the only board members and majority shareholders.

Marcellous McZeal received 81,666,667 million shares in return for legal services valued at $49,000. In consideration of services rendered to date, and to be rendered in the future, the company agreed to pay Gealish & McZeal, LLP the aggregate amount of TWO MILLION DOLLARS and 00/100 ($2,000,000.00) in consideration of the services rendered to date and to be rendered in the future, for legal representation. Factors that affect the setting of attorney’s fees are the difficulty encountered in handling the legal and other aspects of the matter, and the actual time and expenses involved. The company has agreed to issue 17% equity ownership to Marcellous McZeal after the effectiveness of the registration statement in exchange for consideration of the current 49% equity ownership he has in the company acquired through private placement. The shares would be restricted as a controlled person or affiliate relationship.

Effective July 01, 2010, the Company approved a reverse split 1-for-3 of its outstanding common shares of stock. As a result of the split Marcellous McZeal now owns 81,666,667 shares.

Marcellous McZeal shall remain Chief Executive Officer and Corporate Counsel for the company and as Chairman of the Board of Directors.

We currently have no independent directors. We intend to add two independent directors as soon as practical.

The company has entered in a contract with Odyssey Outsourcing, Inc d/b/a odysseyonesource a (POE) for Human Resources Management a third party outside agency that is regulated. Odyssey will maintain employment records, administer payroll, and manage employee benefits plans for the company for a fee.

The company has entered into a definitive investment agreement with Kodiak Capital Group. Kodiak Capital Group has agreed to invest $100,000,000 into the company through an equity line. In order for the company to access the equity line, the company has entered into a Registration Rights Agreement with Kodiak Capital Group which requires us to file a subsequent S1 Registration Statement with the Securities and Exchange Commission for the resale of the securities to be purchased by Kodiak Capital Group. (See Exhibit 1(a)(b) for Investment Agreement).

Item 8.	Legal Proceedings.

We are not a party to any legal proceeding. We have no reason to believe we will become a party to any litigation in the foreseeable future.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the media industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our services, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements. We do not believe we are currently subject to any environmental or similar laws.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Prior to this offering, no public market has existed for our common stock and we can give no assurance that any public market will ever develop or, if any public market for our common stock develops, that it will be sustained.

We propose to seek quotation of our shares of common stock on the OTC Bulletin Board. We can give no assurance that the shares will be accepted for quotation on the OTC Bulletin Board. In order for our shares to be quoted on the OTC Bulletin Board, a market maker will need to file an application with the Financial Industry Regulatory Authority (FINRA) to make a market in our common stock. As of the date of this offering, we have not requested any market maker to make a market in our common stock or to quote our shares. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered hereby if the purchaser desires to do so when eligible for public resale.

As of the date of this offering, there were 166,666,667 shares of our common stock issued and outstanding, which were held by two stockholders of record.

Dividends

Since our inception, we have not declared or paid cash dividends on our common stock. Currently, we intend to retain earnings, if any, to support our growth strategies and do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

Item 10.	Recent Sales of Unregistered Securities.

There have been no recent sales of unregistered securities to the general public. The only sale of unregistered securities has been to Robert Gandy founder and previous director, officer and affiliate of the company.

Item 11.	Description of Registrant’s Securities to be Registered.

Maximum of 85,000,000 Shares of Our Common Stock

This is our initial public offering. We are offering up to a maximum of 85,000,000 shares of our common stock at a price of $.05 per share on a self-underwritten, “best efforts” basis. We are not offering the shares through an underwriter or placement agent and will not be required to pay any underwriter’s discount or commission. Our shares will be offered and sold by us solely through our officers and directors who will not receive any commission for selling the shares on our behalf. The offering price per share has been arbitrarily determined by us and is not necessarily related to the value of our assets, or our book value, earnings, or any other recognized criteria of value. An investor is not required to purchase a minimum amount of shares.

Our offering will commence promptly following the date of this offering and will continue for a period of 120 days unless we earlier sell all of the shares or terminate the offering. We reserve the right to extend the offering period for up to an additional 90 days, in our sole discretion. We are not required to sell a minimum amount of shares in this direct offering and we are not required to raise a minimum amount of offering proceeds for us to complete our offering. We reserve the right to accept or reject subscriptions for our shares in the offering for any reason or for no reason. You may revoke your subscription at any time prior to our acceptance of your subscription by notifying us in writing of your revocation decision.

Your subscription proceeds will not be held in an escrow account pending closing. All proceeds of this offering will be received by us and will be immediately available to us and for our use following acceptance of your subscription. We will pay all expenses of this offering.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is no public trading market for our common stock and no such market may develop, or if any such market does develop it may not be sustained. Therefore, there is currently no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

The offering price of our shares has been arbitrarily determined by us and does not bear any relationship to the value of our assets, or our earnings, book value, or any other recognized criteria of value. Additionally, we were formed recently and have only a limited operating history and no earnings. We did not consult with any investment banker, appraiser or other independent third party regarding the offering price per share of our shares or the fairness of our offering price.

Investing in our shares is a highly speculative investment and could result in the entire loss of your investment.

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire investment. Our business objectives are also speculative, and it is possible that we could be unable to satisfy them. Our shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Buyers will pay more for our common stock than a pro rata portion of our assets are worth; as a result, investing in us may result in an immediate loss.

The offering price and other terms and conditions regarding our shares have been arbitrarily determined by us and do not bear any relationship to the value of our assets, or our earnings, book value or any other recognized criteria of value. The offering price of $0.05 per share is higher than the net tangible book value per share of our common stock.

Because our offering will be conducted on a self-underwritten, “best effort” basis, there can be no assurance that we can raise the money we need.

Our offering is being conducted on a self-underwritten, “best efforts” basis without the benefit of an underwriter or placement agent. We can provide no assurance that our offering will be completely sold out. If less than the maximum proceeds are available to us, our business plans and prospects for the current fiscal year could be adversely affected.

You will experience immediate and substantial dilution of the price you pay for our shares in this offering.

Our executive officers and directors purchased an aggregate of 166,666,667 shares from us prior to the commencement of this offering at a price of $0.001 per share, a purchase price per share substantially less than the offering price of the shares in this offering. Purchasers in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price per share of $0.05 per share).

Following the completion of this offering, we will become subject to certain reporting and compliance requirements under the Securities Exchange Act. Accordingly, we will be subject to ongoing costs associated with such reporting and compliance requirements. Unless we are able to raise sufficient funds from this offering, generate revenue from our operations or obtain funds from other sources, we may be unable to satisfy such reporting and compliance requirements. If so, it may be more difficult for you to sell your shares, if at all.

Assuming we sell all of the shares in our offering, we expect to be able to meet those obligations from the net proceeds of this offering to cover the cost of our ongoing SEC public reporting requirements over the next 12 months. If the net proceeds from this offering are insufficient or we are unable to generate operating revenue or raise financing from other sources, of which we can give you no assurance, we may not be able to continue to satisfy our SEC periodic public reporting obligations. This will include legal, audit, filing, transfer agent, and other related costs. Following completion of this offering, we are proposing to seek quotation for our shares on the OTC Bulletin Board. Under the OTC Bulletin Board’s Eligibility Requirements, we are required to be an SEC public reporting company and to remain current in our SEC public reporting obligations. Also, we will not be eligible for initial quotation on the OTC Bulletin Board unless we are current in such SEC reporting requirements. Shares quoted on the OTC Bulletin Board that become delinquent in their reporting obligations will be removed from quotation following a 30 day grace period if they do not make certain required filings within the grace period.

Current shareholdings may be diluted if we make future equity issuances or if future outstanding debentures, warrants, and options are exercised for or converted into shares of common stock.

“Dilution” refers to the reduction in the voting effect and proportionate ownership interest of a given number of shares of common stock as the total number of shares increases. Our issuance of additional stock, convertible preferred stock and convertible debt may result in dilution to the interests of shareholders and, in the event a public market for our shares develops, may also result in the reduction of your stock price. The sale of a substantial number of shares into any market for our shares that develops, or even the perception that sales could occur, could depress the price of the common stock in any such market. Also, the exercise of any warrants and options we may issue subsequent to this offering may result in additional dilution.

Our common stock is subject to the SEC’s Penny Stock Regulations which may affect the liquidity for our stock, the ability of our stockholders to resell their shares through a broker-dealer, and their ability to obtain accurate price quotations.

Our common stock is subject to the SEC’s “penny stock” rules. These regulations define a “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, these rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to the broker-dealer and the registered underwriter, current quotations for the securities, information on the limited market in penny stocks and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealers’ presumed control over the market. In addition, the broker-dealer must obtain a written statement from the customer that such disclosure information was provided and must retain such acknowledgment for at least three years. Further, monthly statements must be sent disclosing current price information for the penny stock held in the account. The penny stock rules also require that broker-dealers engaging in a transaction in a penny stock make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to the purchase. The foregoing rules may materially and adversely affect the liquidity for the market of our common stock, if any such public market develops. Such rules may also affect the ability of broker-dealers to sell our common stock in any such public market, the ability of holders of such securities to obtain accurate price quotations and may therefore impede the ability of holders of our common stock to sell such securities in the secondary market.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE RISK FACTORS IN THIS OFFERING BEGINNING ON PAGE 4 FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this offering. We have not authorized anyone to provide you with different information from that contained in this offering. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this offering is accurate only as of the date of this offering, regardless of the time of delivery of this offering or of any sale of our common stock. This offering does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this offering nor any distribution of securities in accordance with this offering shall, under any circumstances, imply that there has been no change in our affairs since the date of this offering.

Our offering will commence promptly following the date of this offering and will continue for a period of 120 days unless we earlier sell all of the shares or terminate the offering. We reserve the right to extend the offering period for up to an additional 90 days, in our sole discretion. We are not required to sell a minimum amount of shares in this direct offering and we are not required to raise a minimum amount of offering proceeds for us to complete our offering. We reserve the right to accept or reject subscriptions for our shares in the offering for any reason or for no reason. You may revoke your subscription at any time prior to our acceptance of your subscription by notifying us in writing of your revocation decision.

Your subscription proceeds will not be held in an escrow account pending closing. All proceeds of this offering will be received by us and will be immediately available to us and for our use following acceptance of your subscription. We will pay all expenses of this offering.

Prior to this offering, there has been no public market for our common stock and we can give no assurance that any public market will ever develop or, if any public market develops, that it will be sustained. Following the closing of this offering, we propose to seek quotation of our shares on the OTC Bulletin Board. We can give no assurance that our shares will be accepted for quotation on the OTC Bulletin Board or any other quotation medium.

We are a development stage company and there can be no assurance we will be able to implement our business plan, generate any revenue, or ever become profitable. The shares being offered are highly speculative and involve a high degree of risk. An investment in our shares should be considered only by persons who can afford a loss of their entire investment. Please refer to the section entitled “Risk Factors”.

The Offering

Securities being offered	A maximum of 85,000,000 shares of our common stock

Offering price per share	$.05 per share

Shares outstanding before the offering	166,666,667 common shares

Shares outstanding after the offering	276,666,667 common shares

Minimum number of shares to be sold in this offering	There is no minimum amount.

Offering period	The shares are being offered for a period up to 120 days after the date of this offering unless we earlier sell all of the shares or we terminate the offering. We reserve the right to extend the offering for up to an additional 90 days, in our sole discretion.

Proceeds of the offering	The net proceeds of the offering will be approximately $4,250,000 assuming we sell all 85,000,000 shares. We intend to use the net proceeds to implement our business plan, including developing our business and establishing certain strategic relationships, purchasing resale services from existing vendors, marketing and advertising, media content production, and initial network implementation and installation, and for general working capital purposes. See “Use of Proceeds” below. We will receive all of the proceeds of this offering. The net proceeds will be immediately available to us for our use following closing of the offering.

	Price to public	Underwriting discounts and commissions	Proceeds to us
Per share	$.05	$0	$4,250,000.00
Total maximum	$.05	$0	$4,250,000.00

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this offering. Any representation to the contrary is a criminal offense.

We are offering up to 85,000,000 shares of our common stock at an offering price of $.05 per share in our initial public offering directly to the public.

Our Common Stock

Our amended and restated certificate of incorporation authorize us to issue up to 500,000,000 shares of our common stock, $.01 par value per share. Each share of our common stock entitles the holder thereof to one vote on each matter submitted to our stockholders for a vote.

Holders of our common stock:

•	have equal ratable rights to dividends from funds legally available therefore when, as and if declared by our board of directors

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs

•	do not have preemptive, subscription or conversion rights, or redemption or applicable sinking fund provisions, and

•	are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

We anticipate that, for the foreseeable future, we will retain earnings, if any, to finance the operation of our business. The payment of dividends in the future will depend upon, among other things, our capital requirements and our operating and financial conditions.

Item 12.	Indemnification of Directors and Officers.

The Corporation shall indemnify any Director or Officer or former Director or Officer of the Corporation, or any person who may have served at its request as a Director or Officer or former Director or Officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense of any action, suit, or proceeding, whether civil or criminal, in which he is made a party by reason of being or having been such Director or Officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty. The Corporation shall also reimburse any such Director or Officer or former Director or Officer or any such person serving or formerly serving in the capacities set forth in the first sentence above at the request of the Corporation for the reasonable cost of settlement of any such action, suit or proceeding, if it shall be found by a majority of the Directors not involved in the matter in controversy, whether or not a quorum, that it was in the best interest of the Corporation that such settlement be made, and that such Director or Officer or former Director or Officer or such person was not guilty of negligence or misconduct in performance of duty. The protection and indemnification provided hereunder shall not be deemed exclusive of any other rights to which such Director or Officer or former Director or Officer or any such person may be entitled, under any agreement, insurance policy or vote of shareholders, or otherwise.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

The Corporation shall indemnify any Director or Officer or former Director or Officer of the Corporation, or any person who may have served at its request as a Director or Officer or former Director or Officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense of any action, suit, or proceeding, whether civil or criminal, in which he is made a party by reason of being or having been such Director or Officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty. The Corporation shall also reimburse any such Director or Officer or former Director or Officer or any such person serving or formerly serving in the capacities set forth in the first sentence above at the request of the Corporation for the reasonable cost of settlement of any such action, suit or proceeding, if it shall be found by a majority of the Directors not involved in the matter in controversy, whether or not a quorum, that it was in the best interest of the Corporation that such settlement be made, and that such Director or Officer or former Director or Officer or such person was not guilty of negligence or misconduct in performance of duty. The protection and indemnification provided hereunder shall not be deemed exclusive of any other rights to which such Director or Officer or former Director or Officer or any such person may be entitled, under any agreement, insurance policy or vote of shareholders, or otherwise.

Item 13.	Financial Statements and Supplementary Data.

See Exhibit F

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

During the period from our inception through April 30, 2010, our independent registered public accountants have not resigned (or indicated they have declined to stand for re-election after the completion of their most recent audit) and have not been dismissed by us.

Experts

We deem our independent public accountants Friedman LLP and our attorneys Grealish & McZeal as experts.

Item 15.	Financial Statements and Exhibits.

See Exhibit F Audited Financials

SIGNATURES

Pursuant to the requirements of section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SS// MARCELLOUS MCZEAL
(Registrant)
Date: 8/04/10	MARCELLOUS MCZEAL

	By:	SS// MARCELLOUS MCZEAL
(Signature)
CHIEF EXECUTIVE OFFICER

Master Table of Exhibits

Exhibit Number	Description

Exhibit F	Audited Financials

Exhibit 1(a)	Kodiak Investment Agreement

Exhibit 1(b)	Kodiak Registration Rights Agreement

Exhibit 3(i)	Articles of Incorporation

Exhibit 3(ii)	Corporate By-Laws

Exhibit 10	Material Contracts

Exhibit 23.1	Consent of Independent Registered Public Accounting Firm

Exhibit 99(a)	Amended Articles of Incorporation

Exhibit 99(b)	Certificate of Good Standing

Exhibit 99(c)	Board of Directors Minutes Meeting Electing Officers and Directors

Exhibit 99(d)	Broker Check Report Carl Allen Robinson

Exhibit 99(e)	Stock Certificate Specimen

Exhibit 99(f)	D&O Questionnaire

Exhibit 99(g)	Disclosure Committee Charter

Exhibit 99(h)	Board resolutions adopting Committees

Exhibit 99(i)	Business Plan of Operation

Exhibit 99(k)	Minutes of Special Meeting of Board

Exhibit 99(l)	Corporation Minutes Resolution

Exhibit 99(m)	2nd Certificate of Amendment

EXHIBIT F

PGI ENERGY FUND 1 SERIES 2010 INC.

(A DEVELOPMENT STAGE ENTERPRISE)

FINANCIAL STATEMENTS

FOR THE PERIOD FEBRUARY 18, 2010

(DATE OF INCEPTION) TO APRIL 30, 2010

AND

REPORT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

PGI ENERGY FUND 1 SERIES 2010 INC.

(A DEVELOPMENT STAGE ENTERPRISE)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders

PGI Energy Fund 1 Series 2010 Inc.

(a development stage enterprise)

We have audited the accompanying balance sheet of PGI Energy Fund 1 Series 2010 Inc. (a development stage enterprise) as of April 30, 2010, and the related statements of operations, changes in stockholders’ deficiency and cash flows for the period February 18, 2010 (date of inception) to April 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion of the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PGI Energy Fund 1 Series 2010 Inc. (a development stage enterprise) as of April 30, 2010, and the results of its operations and its cash flows for the period February 18, 2010 (date of inception) to April 30, 2010, in conformity with the standards of the Public Company Accounting Oversight Board (United States).

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s accumulated deficit and lack of capital raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

May 21, 2010, except for Note 5, as to

which the date is July 14, 2010

1

PGI ENERGY FUND 1 SERIES 2010 INC.

(A DEVELOPMENT STAGE ENTERPRISE)

BALANCE SHEET

APRIL 30, 2010

ASSETS
Current assets
Cash	$1,000

Total current assets	1,000

$1,000

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities
Accrued expenses	$18,000

Total current liabilities	18,000

Commitments

Stockholders’ deficiency
Common stock, par value $0.01 per share, 500,000,000 shares authorized, 166,666,667 issued and outstanding *	1,666,667
Additional Paid in Capital (Deficit)	(1,566,667)
Common stock subscription	(7,302)
Deficit accumulated during development stage	(109,698)

(17,000)

$1,000

*	The change in shares issued and outstanding pursuant to the reverse stock split was retroactively adjusted.

See notes to financial statements.

2

PGI ENERGY FUND 1 SERIES 2010 INC.

(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENT OF OPERATIONS

FOR THE PERIOD FEBRUARY 18, 2010 (DATE OF INCEPTION)

TO APRIL 30, 2010

Revenues	$—

Operating expenses
Bank service charges	30
Computer and internet expense	351
Legal fees	64,000
Media relations	1,100
Rent	1,217
Acquisition related costs	25,000
Professional fees	18,000

109,698

Net loss	$(109,698)

Net loss per share—basic and diluted	$(0.00)

Weighted average common shares outstanding *	166,666,667

*	The change in weighted average common shares outstanding pursuant to the reverse stock split was retroactively adjusted.

See notes to financial statements.

3

PGI ENERGY FUND 1 SERIES 2010 INC.

(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY

FOR THE PERIOD FEBRUARY 18, 2010 (DATE OF INCEPTION)

TO APRIL 30, 2010

	Common Stock		Additional Paid In Capital Deficit	Common Stock Subscription	Deficit Accumulated during Development Stage	Total
	Shares	Amount
Balance at February 18, 2010 (date of inception)	—	$—	$—	$—	$—	$—

Common stock issued *	166,666,667	1,666,667	(1,566,667)	(7,302)	—	92,698

Net loss	—	—	—	—	(109,698)	(109,698)

Balance at April 30, 2010	166,666,667	$1,666,667	$(1,566,667)	$(7,302)	$(109,698)	$(17,000)

*	The change in common stock issued pursuant to the reverse stock split was retroactively adjusted.

See notes to financial statements.

4

PGI ENERGY FUND 1 SERIES 2010 INC.

(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FEBRUARY 18, 2010 (DATE OF INCEPTION)

TO APRIL 30, 2010

Cash flows from operating activities
Net loss	$(109,698)
Adjustments to reconcile net loss to net cash provided by operating activities
Founders shares issued for legal services	49,000
Expenses paid by shareholder in settlement of stock subscription	42,698
Changes in assets and liabilities
Accrued expenses	18,000

Net cash provided by operating activities	—

Cash flows from financing activities
Proceeds from stock issuance	1,000

Net increase in cash	1,000
Cash, beginning of period	—

Cash, end of period	$1,000

Supplemental cash flow disclosure
Non-cash financing activities
Issuance of common stock through stock subscription	$50,000

See notes to financial statements.

5

PGI ENERGY FUND 1 SERIES 2010 INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

PGI Energy Fund 1 Series 2010 Inc. (the “Company”) was incorporated on February 18, 2010 in the State of Texas and established a fiscal year end of December 31. The Company is a development stage enterprise organized to acquire controlling interests in energy industry entities. The Company is currently in the development stage as defined in the Accounting Standards Codification 915, Development Stage Entities. All activities of the Company to date relate to its organization, initial funding and share issuances.

On March 29, 2010, the Company signed a letter of intent and is in the process of negotiating the terms of a reverse merger transaction. A non-refundable fee of $25,000 was paid on behalf of the Company.

On April 20, 2010 the Company signed a term sheet with Kodiak Capital Group LLC (“Kodiak”), whereas Kodiak is to provide $100 million of equity line financing. A non-refundable payment in the amount of $15,000 was paid to Kodiak for documentation preparation of the final investment agreement.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from these estimates.

Income Taxes

The Company accounts for income taxes pursuant to the provisions of the Accounting Standards Codification 740, Accounting for Income Taxes, which requires an asset and liability approach to calculate deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

6

PGI ENERGY FUND 1 SERIES 2010 INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS—(Continued)

2 - GOING CONCERN

As shown in the accompanying financial statements, the Company has incurred net losses and negative cash flows from operating activities for the period February 18, 2010 (date of inception) to April 30, 2010, and has an accumulated deficit of $109,698 as of April 30, 2010. The Company has relied upon cash from its two initial shareholders to fund its ongoing operations to date as it has yet to generate sufficient cash from its operating activities. These factors create an uncertainty about the Company’s ability to continue as a going concern until it completes its financing activities. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3 - EQUITY TRANSACTIONS

Effective February 18, 2010, the Company issued founders shares as follows:

•

Robert Gandy received 85 million shares in return for $1,000 cash and a commitment to funding operating expenses of the Company up to $50,000. Through April 30, 2010, Mr. Gandy paid $42,698 of expenses on behalf of the Company.

•	Marcellous McZeal received 82 million shares in return for legal services valued at $49,000.

4 - COMMITMENTS

The Company entered into an agreement with Pythagoras Group, Inc. (“Pythagoras”), an entity wholly owned and controlled by Robert Gandy, that as compensation for obtaining financing for the Company (as currently being negotiated with Kodiak), Pythagoras will receive 6% of the funded amount. Further, Robert Gandy will exchange his current shares owned for 35% of the then outstanding shares. Finally, Pythagoras will act as the chief investment administrator and will receive 2% of the gross profit plus operating expenses.

The Company also has an agreement with Grealish & McZeal, an entity affiliated with Marcellous McZeal, to pay an aggregate amount of $2 million in consideration of legal services rendered to date, and to be rendered in the future.

7

PGI ENERGY FUND 1 SERIES 2010 INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS—(Continued)

5 - EVENTS SUBSEQUENT TO THE DATE OF THE REPORT OF THE INDEPENDENT AUDITOR

On July 1, 2010, the Board of Directors authorized and the Company effectuated a 1-for-3 reverse stock split of the Company’s common stock. The number of authorized shares of the Company’s common stock shall remain at 500,000,000. The par value and other terms of the common stock were not affected by the reverse stock split. The share numbers and per share amounts in the financial statements and the notes to the financial statements reflect the retroactive application of this reverse stock split.

The Company is no longer negotiating the terms of the reverse merger transaction discussed in Note 1. The acquisition related costs of $25,000 will not be reimbursed.

The Company is in the process of registering up to 285,000,000 shares of the common stock, par value $0.001 per share. Two hundred million of such shares are subject to the terms of an Investment Agreement with Kodiak Capital Group, LLC (“Kodiak”) pursuant to which the Company has the right to “put” to Kodiak up to $100 million in shares of the Company’s common stock (i.e. the Company can compel Kodiak to purchase the Company’s common stock at a pre-determined formula). The amount that the Company is entitled to put to Kodiak is either, at Kodiak’s election, 200% of the average daily volume of the common stock for the preceding ten trading days multiplied by the average of the three immediately preceding daily closing bid prices or up to $5,000,000. The purchase price of the common stock will be equal to 85% of the lowest closing bid price. In no event will Kodiak be entitled to purchase additional shares exceeding 4.99% of the common stock outstanding.

Kodiak will only purchase shares when the Company meets the following conditions:

•	A registration statement has been declared effective and remains effective for the resale of the common stock;

•

The common stock is listed on a principal market and has not been suspended from trading for a period of two consecutive trading days and the Company has not been notified of any pending or threatened proceeding or other action to delist or suspend its common stock;

•	The Company has complied with its obligations under the Investor Agreement and the Registration Rights Agreement;

•

No injunction has been issued and remains in force, and no action has been commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Company’s common stock; and

•	The issuance of securities will not violate any shareholder approval requirements.

8

PGI ENERGY FUND 1 SERIES 2010 INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS—(Continued)

5 - EVENTS SUBSEQUENT TO THE DATE OF THE REPORT OF THE INDEPENDENT AUDITOR (Continued)

The Agreement will terminate upon either Kodiak purchasing an aggregate of $100,000,000 of the Company’s common stock, or three years after the effective date or upon written notice of the Company

The Company agrees to pay Kodiak a commitment fee equal to 5% of the total facility amount, payable half on the first draw down with the balance due at the earlier of the second draw down or three months after the effective date.

9